RATIFICATION OF GUARANTY

        This Ratification of Guaranty (this “Ratification”) is made and entered into as of the _____ day of January, 2001 by and between ENSCO INTERNATIONAL INCORPORATED (the “Guarantor”), in favor of THE UNITED STATES OF AMERICA, represented by the SECRETARY OF TRANSPORTATION, acting by and through the MARITIME ADMINISTRATOR (the “Secretary”). For and in consideration of the mutual covenants and agreements herein contained, the Guarantor hereby ratifies as of the date of this Ratification that certain Guaranty (the “Guaranty”), as amended, executed by Guarantor in favor of the Secretary dated as of December 15, 1999.

A.	WHEREAS, the Guarantor is the ultimate parent of ENSCO OFFSHORE COMPANY, a Delaware corporation (the "Shipowner"); and

B.	WHEREAS, the Shipowner, in connection with the financing of the Vessel, issued a floating rate promissory note to Citibank International, plc as Facility Agent (the "Govco Note"); and

B.	WHEREAS, pursuant to Title XI of the Merchant Marine Act, 1936, as amended, the Secretary authorized a guarantee to be endorsed upon the Govco Note and any Obligations issued in replacement thereof (the "Guarantee"); and

C.	WHEREAS, the Shipowner, pursuant to the terms and provisions of the Security Agreement dated December 15, 1999, between the Shipowner and the Secretary (the “Security Agreement”), issued and delivered to the Secretary a promissory note in the original principal amount of $194,855,000 (said promissory note, as amended, modified, supplemented or endorsed, herein called the “Secretary’s Note”), in consideration of the issuance of the Guarantee by the Secretary of the payment of the unpaid interest on, and the unpaid balance of the principal of the Obligations issued by the Shipowner; and

D.	WHEREAS, on the date hereof, the Shipowner has issued its United States Government Guaranteed Ship Financing Bond, 7500 Series (the "Bond"), to, among other things, refinance the Govco Note; and

E.	WHEREAS, the Secretary requires, as a condition to authorizing the endorsement of Guarantee upon the Bond that the Guarantor ratify its obligations under the Guaranty.

NOW THEREFORE, the parties agree as follows:

                1.      The Guarantor agrees that the terms, conditions, representations and warranties of the Guaranty shall remain unchanged, and the terms, conditions, representations, warranties and covenants of the Guaranty are true as of the date hereof, are ratified and confirmed in all respects and shall be continuing and binding upon the Guarantor and the Guaranty shall be fully applicable to the obligations to the Secretary made by Shipowner under the Secretary’s Note, as the Secretary’s Note may be amended or restated from time to time, notwithstanding the issuance by the Shipowner of the Bond and refinancing of the Govco Note.

                2.     All capitalized terms used in this Ratification and not defined herein are used with the meanings given to them in the Security Agreement.

                3.     This Ratification shall be deemed to be a contract under and subject to, and shall be construed for all purposes by the federal law of the United States of America or in the absence of applicable federal law by the laws of the State of Texas.

                 IN WITNESS WHEREOF, the parties have executed this Ratification to be executed as of the ______ day of January, 2001.

ENSCO INTERNATIONAL INCORPORATED

BY:
NAME:
TITLE:

CONSENT: The Secretary hereby consents to this Ratification of Guaranty.
ATTEST:	UNITED STATES OF AMERICA, SECRETARY OF TRANSPORTATION
BY: MARITIME ADMINISTRATION By: Secretary Maritime Administration

Document 8.01

GUARANTY AGREEMENT IN FAVOR OF THE UNITED STATES

        This Guaranty Agreement (the “Guaranty Agreement”) dated this __th day of December, 1999 by ENSCO INTERNATIONAL INCORPORATED, a Delaware corporation (the “Guarantor”), to the United States of America, represented by the Secretary of Transportation, acting by and through the Maritime Administrator (the “Secretary”).

RECITALS:

        A.   WHEREAS, the Guarantor is the owner of 100% of the shares of ENSCO OFFSHORE COMPANY, a Delaware corporation (the "Shipowner'); and

        B.   WHEREAS, the Shipowner, in connection with the financing of the cost of construction of the ENSCO 7500, wholly owned by the Shipowner (the “Vessel”), on the date hereof, borrowed certain funds and created and authorized the issuance of obligations (1) designated “United States Government Guaranteed Ship Financing Note, 1999 Series” (the “Notes”, consisting on the date hereof of $194,855,000 aggregate principal amount of the Notes, bearing interest at the rate specified therein and issued under a trust indenture (the “Indenture”) between the Shipowner and Bankers Trust Company, a New York corporation (the “Indenture Trustee”) as trustee, dated as of the date hereof, said Notes constituting the legal, valid and binding obligations of the Shipowner and (2) designated “United States Government Guaranteed Ship Financing Bonds, 7500 Series” (the “Bonds,” and together with the Notes, the “Obligations”), to be issued upon delivery of the Vessel and repayment of the Notes; and

        C.   WHEREAS, the Shipowner, on the date hereof, accepted the Secretary’s Commitment to Guarantee Obligations (the “Commitment”) pursuant to Title XI of the Merchant Marine Act, 1936, as amended (the “Act”), whereby the Secretary authorized a guarantee to be endorsed upon each of the Obligations (the “Guarantees”); and

        D.   WHEREAS, the Shipowner has, in consideration of the issuance of the Guarantees by the Secretary of the payment of the unpaid interest on, and the unpaid balance of the principal of the Obligations issued by the Shipowner in the aggregate principal amount of $194,855,000, pursuant to the terms and provisions of the Security Agreement dated the date hereof, between the Shipowner and the Secretary (the “Security Agreement”), issued and delivered to the Secretary a promissory note in the principal amount of $194,855,000 (said promissory note, as originally executed and as the same may hereafter be amended, modified, supplemented or endorsed, herein called the “Secretary’s Note”).

        E.   WHEREAS, the Secretary has required this Guaranty Agreement from the Guarantor as an integral part of the consideration offered by or on behalf of the Shipowner as a condition of the Secretary’s decision to enter into the Commitment to issue the Guarantees, and the Guarantor has agreed to enter into this Guaranty Agreement for the purpose of guaranteeing the Shipowner’s obligations to the Secretary under the Secretary’s Note.

        NOW THEREFORE, in consideration of the premises, and of other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Guarantors hereby agree as follows:

        1.   Definitions. Unless otherwise specifically defined herein, the capitalized terms used herein which are defined in Schedule X to the Security Agreement, dated the date hereof and any reference therein to other instruments shall have the respective meanings stated in Schedule X of the Security Agreement or such other instruments.

         2.   Guarantee.

             a)  (i)   The Guarantor hereby absolutely, irrevocably and unconditionally guarantees the due and punctual payment of the principal of and the interest on the Secretary’s Note. The Guarantor shall be required to make said payments under this Guaranty Agreement upon receipt of a written notice from the Secretary which states that the Shipowner has not promptly, completely or effectively made said payments. The failure of Guarantor to receive such a written notice or the failure of the Secretary to send said notice shall not relieve the Guarantor of its obligations under this Guaranty Agreement. The Guarantor shall immediately pay to the Secretary or its designee in immediately available funds such payments guaranteed herein.

             (ii)   The Guarantor further guarantees that the Guarantor shall provide sufficient capital to the Shipowner to insure that (A) the Shipowner is able to satisfy its current liabilities (as determined in accordance with generally accepted accounting principles) as they become due, including without limitation all payments required in respect of the Obligations, and (B) the Shipowner maintains a positive level of Working Capital.

           b)   The Guarantor hereby consents and agrees that its obligations under this Guaranty Agreement will not be discharged by any act or omission to act of any kind by the Secretary or any other person or any other circumstances whatsoever (including, but not limited to, any extension, rearrangement or renewal with respect to any indebtedness or other obligation of the Shipowner with or without notice to the Guarantor, any waiver of any right of the Secretary under the terms of the Secretary’s Note, the Security Agreement, the Mortgage or this Guaranty Agreement, any release of security, any transfer or assignment of rights or obligations accruing to the Secretary under the Secretary’s Note, the Security Agreement, the Mortgage or this Guaranty Agreement, any corporate reorganization, dissolution, merger, acquisition of or by or other alteration of the corporate existence or structure of the Shipowner or the Guarantor, discharge of the Shipowner in bankruptcy, the invalidity, illegality or unenforceability of the Secretary’s Note, the Security Agreement, the Mortgage or this Guaranty Agreement or the absence of any action to enforce the obligations of the Shipowner) which might constitute a legal or equitable discharge of the Guarantor; it being the intention of the Guarantor that this Guaranty Agreement be absolute, continuing and unconditional and the guarantee hereunder shall only be discharged by the payment in full of all sums so guaranteed hereunder.

             c)   The Guarantor hereby irrevocably and unconditionally waives: (i) notice of any of the matters referred to in this Guaranty Agreement and any action by the Secretary in reliance thereon; (ii) all notices which may be required by statute, rule of law or otherwise to preserve any rights against the Guarantor hereunder, including without limitations, any demand, protest, proof of notice of non-payment of all sums payable under the Secretary’s Note or any notice of any failure on the part of the Shipowner to perform or comply with any covenant, term or obligations of any agreement to which it is a party; (iii) any requirement for the enforcement, assertion or exercise of any right, remedy, power or privilege under or with respect to the Mortgage, the Security Agreement or the Secretary’s Note; (iv) any requirement of diligence; (v) any requirement that the Shipowner be joined as a party to any proceedings for the enforcement of any provision of this Guaranty Agreement or that the Secretary proceed against any other guarantor executing this Guaranty Agreement or any other guaranty agreement; (vi) any and all defenses to payment hereunder, except the defense of payment already made; (vii) presentment, demand, protest, notice of protest and dishonor, notice of intent to accelerate and notice of acceptance; or (viii) the right to require the Secretary to pursue any remedy in the Secretary’s power whatsoever.

             d)  The Guarantor hereby agrees that this Guaranty Agreement shall continue to be effective or shall be reinstated, as the case may be, if at any time payment of any sum hereby guaranteed is rescinded or must be otherwise restored or returned by the Secretary, upon the insolvency, bankruptcy or reorganization of the Shipowner, or otherwise, all as though such payment had not been made. The Guarantor further agrees that if the maturity of any obligations guaranteed herein be accelerated by bankruptcy or otherwise, such maturity shall also be deemed accelerated for the purpose of this Guaranty Agreement without demand or notice to the Guarantor.

             e)   Any amount payable hereunder shall not be subject to any reduction by reason of any counterclaim, set-off, deduction, abatement or otherwise.

             f)   The Guarantor shall pay all reasonable costs and expenses (including, without limitation, attorneys’ fees and expenses) incurred in connection with the enforcement of the obligations of the Guarantor under this Guaranty Agreement.

             g)   The Secretary's Note may be amended, modified or endorsed without the consent of the Guarantor.

             h)   The Secretary may enforce the Guarantor’s obligations hereunder without in any way first pursuing or exhausting any other rights or remedies which the Secretary may have against the Shipowner or any other person, firm or corporation or against any security the Secretary may hold.

        3.   Secretary’s Rights. The Guarantor authorizes the Secretary, without notice or demand and without affecting the Guarantor’s liability hereunder, to take and hold security for the payment of this Guaranty Agreement and/or any of the obligations guaranteed herein and exchange, enforce, waive and release any such security; and to apply such security and direct the order or manner of sale thereof as the Secretary in his discretion may determine; and to obtain a guarantee of any of the obligations guaranteed herein from any one or more persons, corporations or entities whomsoever and at any time or times to enforce, waive, rearrange, modify, limit or release such other persons, corporations or entities from their obligations under such guarantees.

        4.   Primary Liability. It is expressly agreed that the liability of the Guarantor for the payment of the obligations guaranteed herein shall be primary and not secondary.

        5.   Representations and Warranties. The Guarantor represents and warrants as follows:

             a)   The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority (corporate, legal and other) to execute, deliver and carry out the terms of this Guaranty Agreement;

             b)   This Guaranty Agreement has been duly authorized, executed and delivered by the Guarantor and constitutes the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms;

             c)   The execution, delivery and performance the Guarantor of this Guaranty Agreement does not require the approval or consent of its shareholders or of any governmental authority and does not contravene either of the Guarantors’ Certificate of Incorporation or any mortgage, indenture or other agreement binding upon it, or any law, regulation, order, judgment or decree applicable to the Guarantor; and

             d)   The Guarantor's guarantee pursuant to this Guaranty Agreement may be expected to benefit, directly or indirectly, the Guarantor.

             e)  The Guarantor has fully adequate financial resources, funds, and assets to satisfy its obligations under this Guaranty Agreement, and the Guarantor will in the future retain financial resources, funds, and assets to fully satisfy its obligations under this Guaranty Agreement.

        6.   Continuing Guarantee. This Guaranty Agreement is a continuing guarantee of payment and collectibility and shall:

             a)   Remain in full force and effect so long as any obligation of the Shipowner to the Secretary referred to herein exists;

             b)   Be binding upon the Guarantor, its successors and assigns; and

             c)   Be executed and issued for the sole and exclusive benefit of the United States, and no other party shall be permitted to claim any benefit, direct or indirect, therefrom. This Guaranty Agreement is nonassignable, any assignment thereof shall be null and void and have no legal effect whatsoever.

             d)   Inure to the benefit of, and be enforceable by the Secretary, his successors and assigns.

        7.   Default. A default under the terms of this Guaranty Agreement shall be deemed to occur if the Guarantor fails to make any payments guaranteed hereunder.

        8.   Notices. All communications may be made or delivered in person or by certified or registered mail, postage prepaid, addressed to the Guarantor or the Secretary as provided below or to such other address as the Guarantor or the Secretary may hereafter specify in a written notice to the other and all notices or other communications shall be in writing so addressed and shall be effective upon receipt by the addressee thereof:

Guarantor:	ENSCO INTERNATIONAL INCORPORATED 2700 Fountain Place 1445 Ross Avenue Dallas, Texas 75202-2792 Attention: General Counsel

Secretary:	SECRETARY OF TRANSPORTATION
c/o Maritime Administrator
Maritime Administration
U.S. Department of Transportation
400 Seventh Street, SW
Washington, DC 20590
Attention: Chief, Division of Ship Financing Contracts

        9.   Amendments and Supplements. No agreement shall be effective to change or modify, supplement, amend or discharge in whole or in part this Guaranty Agreement unless such agreement is in writing, signed by the Guarantor and the Secretary.

        10.   Governing Law. This Guaranty Agreement shall be governed by the federal law of the United States of America or in the absence of applicable federal law by the laws of the State of Texas.

        11.   Counterparts. This Guaranty Agreement may be executed in one or more counterparts. All such counterparts shall be deemed to be originals and shall together constitute but one and the same instrument.

        IN WITNESS WHEREOF, this Guaranty Agreement has been executed on the day and year first above written.

ENSCO INTERNATIONAL INCORPORATED

BY:
NAME:
TITLE:
Attest: